Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/ Melissa Kahaly
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD THIRD QUARTER 2008 RESULTS

RYE, N.Y., October 30, 2008 — Jarden Corporation (NYSE: JAH) today reported its financial results for the three and nine months ended September 30, 2008.

For the three months ended September 30, 2008, net sales increased 10% to $1.5 billion compared to $1.3 billion for the same period in the previous year. For the three months ended September 30, 2008, net income was $63.8 million, or $0.83 per diluted share, compared to net income of $21.2 million, or $0.28 per diluted share, in the three months ended September 30, 2007. On a non-GAAP basis, adjusted net income was $74.9 million, or $0.98 per diluted share, for the three months ended September 30, 2008, compared to $60.1 million, or $0.80 per diluted share, for the three months ended September 30, 2007.

For the nine months ended September 30, 2008, net sales increased 26% to $4.0 billion compared to $3.2 billion for the same period in the previous year. For the nine months ended September 30, 2008, net income was $111.5 million, or $1.46 per diluted share, compared to net income of $39.3 million, or $0.54 per diluted share, in the nine months ended September 30, 2007. On a non-GAAP basis, adjusted net income was $146.2 million, or $1.91 per diluted share, for the nine months ended September 30, 2008, compared to $121.7 million, or $1.68 per diluted share, for the nine months ended September 30, 2007.

The Pure Fishing, Inc. and K2 Inc. businesses have been included in the results of operations from their dates of acquisition in April 2007 and August 2007, respectively. Please see the schedule accompanying this release for a reconciliation of GAAP to non-GAAP net income and diluted earnings per share.

“Our diversified business model delivered another record quarter, with organic sales growth and increased segment earnings in each of our three primary business segments, resulting in adjusted EPS up more than 22% from the prior year quarter.” said Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation. “We attribute this success to the strength of Jarden’s leading brand portfolio and the relevance of our products to the consumer in these tough economic times, coupled with our disciplined, conservative management approach. We have often said that the more time consumers spend in and around the home the better it is for many of our businesses and we experienced this particularly in our Ball® fresh preserving business, First Alert® safety systems, Coleman® outdoor equipment and in the FoodSaver® appliance category in the third quarter.”

Mr. Franklin continued, “Our last acquisition was over a year ago and the earnings power of the business post any acquisition related adjustments can be clearly seen in the fact that the GAAP EPS in the third quarter of 2008 was greater than the as adjusted EPS in 2007. We have maintained our conservative balance sheet and reduced year-over-year inventories in the quarter, despite meaningful cost increases during the last 12 months. In these uncertain times we are particularly pleased that we have maintained our strong liquidity position as we head into our highest cash flow quarter of the year.”

The Company will be holding a conference call at 9:45 a.m. EDT today, October 30, 2008, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until November 13, 2008.

Jarden Corporation is a leading provider of niche consumer products. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz® and Coleman®, Fenwick®, Gulp!®, JT®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene® and Volkl®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Loew Cornell® and Pine Mountain®. Headquartered in Rye, N.Y., Jarden has over 25,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for Jarden’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, organic growth, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings, and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three months ended
	September 30, 2008			September 30, 2007
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)(3)	Adjusted (non-GAAP) (1)(2)(3)
Net sales	$1,455.6	$—	$1,455.6	$1,322.2	$—	$1,322.2

Cost of sales	1,039.8	—	1,039.8	994.4	(45.3)	949.1

Gross profit	415.8	—	415.8	327.8	45.3	373.1
Selling, general and administrative expenses	258.9	(4.0)	254.9	239.2	(3.0)	236.2
Reorganization and acquisition-related integration costs, net	12.8	(12.8)	—	11.0	(11.0)	—

Operating earnings	144.1	16.8	160.9	77.6	59.3	136.9
Interest expense, net	44.0	—	44.0	43.0	—	43.0
Loss on early extinguishment of debt	—	—	—	—	—	—

Income before taxes	100.1	16.8	116.9	34.6	59.3	93.9
Income tax provision	36.3	5.7	42.0	13.4	20.4	33.8

Net income	$63.8	$11.1	$74.9	$21.2	$38.9	$60.1

Earnings per share:
Basic	$0.85		$0.99	$0.29		$0.82
Diluted	$0.83		$0.98	$0.28		$0.80
Weighted average shares outstanding :
Basic	75.4		75.4	73.3		73.3
Diluted	76.5		76.5	74.9		74.9

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Nine months ended
	September 30, 2008			September 30, 2007
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)(3)	Adjusted (non-GAAP) (1)(2)(3)
Net sales	$4,033.0	$—	$4,033.0	$3,193.2	$—	$3,193.2

Cost of sales	2,908.6	—	2,908.6	2,401.0	(72.4)	2,328.6

Gross profit	1,124.4	—	1,124.4	792.2	72.4	864.6
Selling, general and administrative expenses	775.2	(12.0)	763.2	581.0	(7.3)	573.7
Reorganization and acquisition-related integration costs, net	34.6	(34.6)	—	29.5	(29.5)	—

Operating earnings	314.6	46.6	361.2	181.7	109.2	290.9
Interest expense, net	132.8	—	132.8	100.7	—	100.7
Loss on early extinguishment of debt	—	—	—	15.7	(15.7)	—

Income before taxes	181.8	46.6	228.4	65.3	124.9	190.2
Income tax provision	70.3	11.9	82.2	26.0	42.5	68.5

Net income	$111.5	$34.7	$146.2	$39.3	$82.4	$121.7

Earnings per share:
Basic	$1.48		$1.94	$0.56		$1.72
Diluted	$1.46		$1.91	$0.54		$1.68
Weighted average shares outstanding :
Basic	75.3		75.3	70.6		70.6
Diluted	76.4		76.4	72.5		72.5

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$214.7	$220.5
Accounts receivable, net	992.2	978.5
Inventories	1,281.5	1,126.2
Deferred taxes on income	132.1	140.5
Prepaid expenses and other current assets	113.1	84.5

Total current assets	2,733.6	2,550.2

Property, plant and equipment, net	516.4	510.9
Goodwill	1,675.6	1,610.8
Intangible assets, net	1,051.9	1,126.6
Other assets	78.5	69.6

Total assets	$6,056.0	$5,868.1

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$356.3	$297.8
Accounts payable	479.2	439.3
Accrued salaries, wages and employee benefits	138.3	134.6
Taxes on income	21.1	20.9
Other current liabilities	386.0	387.8

Total current liabilities	1,380.9	1,280.4

Long-term debt	2,458.3	2,449.5
Deferred taxes on income	331.6	335.2
Other non-current liabilities	231.5	264.4

Total liabilities	4,402.3	4,329.5

Total stockholders’ equity	1,653.7	1,538.6

Total liabilities and stockholders’ equity	$6,056.0	$5,868.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Cash flows from operating activities:
Net income	$63.8	$21.2	$111.5	$39.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30.8	26.0	89.7	64.9
Other non-cash items	35.4	(6.0)	61.1	4.7
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(128.8)	(122.1)	(30.6)	(79.5)
Inventory	(46.3)	14.5	(169.3)	(52.4)
Accounts payable	16.6	30.5	38.1	50.2
Other current assets and liabilities	16.4	41.3	(45.8)	(3.9)

Net cash (used in) provided by operating activities	(12.1)	5.4	54.7	23.3

Cash flows from financing activities:
Net change in short-term debt	18.1	244.3	66.8	303.0
Proceeds from issuance of senior debt	—	700.0	25.0	1,350.0
Payments on long-term debt	(4.5)	(335.5)	(20.7)	(729.2)
Proceeds from issuance of stock, net of transaction fees	—	0.3	1.9	10.5
Repurchase of common stock and shares tendered for taxes	—	—	(10.9)	(24.9)
Debt issuance costs	(0.4)	(4.5)	(2.6)	(36.4)
Other, net	—	1.9	(2.5)	0.8

Net cash provided by financing activities	13.2	606.5	57.0	873.8

Cash flows from investing activities:
Additions to property, plant and equipment	(24.7)	(18.1)	(70.0)	(55.4)
Acquisition of businesses, net of cash acquired	(11.7)	(574.1)	(40.8)	(906.0)
Other	—	51.7	(7.4)	20.5

Net cash used in investing activities	(36.4)	(540.5)	(118.2)	(940.9)

Effect of exchange rate changes on cash and cash equivalents	(5.0)	3.4	0.7	3.7

Net increase (decrease) in cash and cash equivalents	(40.3)	74.8	(5.8)	(40.1)
Cash and cash equivalents at beginning of period	255.0	87.7	220.5	202.6

Cash and cash equivalents at end of period	$214.7	$162.5	$214.7	$162.5

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions (a)	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2008
Net sales	$620.1	$542.7	$223.5	$83.7	$(14.4)	$1,455.6	$—	$1,455.6

Segment earnings (loss)	$83.6	$82.8	$36.5	$8.9	$—	$211.8	$(24.1)	$187.7

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(6.8)	—	(2.5)	(0.7)	—	(10.0)	(2.8)	(12.8)
Depreciation and amortization	(15.9)	(6.8)	(4.7)	(3.2)	—	(30.6)	(0.2)	(30.8)

Operating earnings (loss)	$60.9	$76.0	$29.3	$5.0	$—	$171.2	$(27.1)	$144.1

	Outdoor Solutions (a)	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended September 30, 2007
Net sales	$498.4	$540.1	$213.5	$86.7	$(16.5)	$1,322.2	$—	$1,322.2

Segment earnings (loss)	$72.6	$79.3	$34.0	$8.0	$—	$193.9	$(34.0)	$159.9

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(0.7)	(7.3)	(1.7)	—	—	(9.7)	(1.3)	(11.0)
Manufacturer’s profit in inventory	(43.8)	—	—	(1.5)	—	(45.3)	—	(45.3)
Depreciation and amortization	(11.9)	(6.6)	(4.3)	(2.8)	—	(25.6)	(0.4)	(26.0)

Operating earnings (loss)	$16.2	$65.4	$28.0	$3.7	$—	$113.3	$(35.7)	$77.6

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions (a)	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2008
Net sales	$1,987.0	$1,242.3	$589.3	$264.5	$(50.1)	$4,033.0	$—	$4,033.0

Segment earnings (loss)	$240.3	$161.0	$76.7	$29.4	$—	$507.4	$(68.5)	$438.9

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(20.8)	—	(6.0)	(2.8)	—	(29.6)	(5.0)	(34.6)
Depreciation and amortization	(46.8)	(19.7)	(13.1)	(9.3)	—	(88.9)	(0.8)	(89.7)

Operating earnings (loss)	$172.7	$141.3	$57.6	$17.3	$—	$388.9	$(74.3)	$314.6

	Outdoor Solutions (a)	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Nine months ended September 30, 2007
Net sales	$1,128.4	$1,264.5	$588.8	$260.7	$(49.2)	$3,193.2	$—	$3,193.2

Segment earnings (loss)	$163.5	$155.6	$80.3	$24.5	$—	$423.9	$(75.4)	$348.5

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(3.7)	(18.5)	(5.7)	—	—	(27.9)	(1.6)	(29.5)
Manufacturer’s profit in inventory	(70.9)	—	—	(1.5)	—	(72.4)	—	(72.4)
Depreciation and amortization	(23.6)	(20.3)	(12.6)	(7.2)	—	(63.7)	(1.2)	(64.9)

Operating earnings (loss)	$65.3	$116.8	$62.0	$15.8	$—	$259.9	$(78.2)	$181.7

(a)	Effective April and August 2007, the Company acquired Pure Fishing, Inc. and K2 Inc., respectively, which, other than K2 Inc.’s monofilament business, are reflected in the Outdoor Solutions segment from their respective dates of acquisition. On a pro forma basis, including these acquisitions, net sales in the Outdoor Solutions segment for the three and nine months ended September 30, 2007 would have been $613.1 million and $1,956.2 million, respectively.
(b)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “Adjusted” results for the three and nine months ended September 30, 2008 and 2007. For the three months ended September 30, 2008 adjustments to net income consist of $12.8 million of reorganization and acquisition-related integration costs and $4.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended September 30, 2008 is the tax provision adjustment of $5.7 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the three months ended September 30, 2007 adjustments to net income consist of $45.3 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the K2 Inc. acquisition; $11.0 million of reorganization and acquisition-related integration costs; and $3.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended September 30, 2007 is the tax provision adjustment of $20.4 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the nine months ended September 30, 2008 adjustments to net income consist of $34.6 million of reorganization and acquisition-related integration costs and $12.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the nine months ended September 30, 2008 is the tax provision adjustment of $11.9 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the nine months ended September 30, 2007 adjustments to net income consist of $72.4 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Pure Fishing, Inc. ($27.1 million) and K2 Inc. ($45.3 million) acquisitions; $29.5 million of reorganization and acquisition-related integration costs; $7.3 million of amortization of acquired intangible assets; and $15.7 million for the loss on the early extinguishment of debt. Also, included in the adjustments to net income for the nine months ended September 30, 2007 is the tax provision adjustment of $42.5 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

Note 2: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, certain reorganization and acquisition-related integration costs, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Note 3: In prior years, the Company had adjusted for non-cash stock compensation costs to derive its adjusted net income. In 2008, the Company no longer adjusts for these costs and therefore, prior year amounts have been restated to conform with the current year presentation. The Company recorded non-cash stock compensation costs of $5.8 million and $16.1 million for the three months ended September 30, 2008 and 2007, respectively, and $16.5 million and $33.2 million for the nine months ended September 30, 2008 and 2007, respectively.

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